Exhibit 99

NEWS RELEASE

CONTACT:

Jo Ann Rice

(716) 887-7244

joann.rice@ctg.com

CTG ANNOUNCES 2007 SECOND QUARTER CONFERENCE CALL AND WEBCAST INFORMATION

BUFFALO, N.Y. — July 18, 2007 — CTG (NASDAQ: CTGX), an international information technology (IT) staffing and solutions company, today announced that it would release its 2007 second quarter financial results on July 24, 2007 after the market closes. The company will hold a conference call to discuss its financial results and business strategy on Wednesday, July 25, 2007 at 10:00 a.m. Eastern Time. CTG Chairman and Chief Executive Officer James R. Boldt will lead the call. Interested parties can dial in to 1-888-428-4474 between 9:45 a.m. and 9:50 a.m., ask for the CTG conference call, and identify James Boldt as the conference chairperson. A replay of the call will be available between 1:00 p.m. Eastern Time July 25, 2007 and 12:00 p.m. Eastern Time July 28, 2007 by dialing 1-800-475-6701 and entering the conference ID number 853903.

A webcast of the call will also be available on CTG’s web site: http://www.ctg.com. It will also be broadcast by Shareholder.com at: http://investor.shareholder.com/mediaeventdetail.cfm?mediaid=26540&c=CTGX&mediakey=37B9BD7D40D9A689044F83A88A735123&e=0. (Due to length of URL, please cut and paste into browser, or alternatively, link to the webcast at http://www.ctg.com.) You must have Windows Media Player or RealPlayer’s audio software on your computer to listen to the webcast. Both are available for downloading at no charge when accessing the webcast. The webcast will be archived on CTG’s web site for 90 days following completion of the conference call.

Backed by 41 years’ experience, CTG provides IT staffing, application management outsourcing, consulting, and software development and integration solutions to help Global 2000 clients focus on their core businesses and use IT as a competitive advantage to excel in their markets. CTG combines in-depth understanding of our clients’ businesses with a full range of integrated services and proprietary ISO 9001:2000-certified service methodologies. Our IT professionals based in an international network of offices in North America and Europe have a proven track record of delivering solutions that work. More information about CTG is available on the Web at www.ctg.com.

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Today’s news release, along with CTG news releases for the past year, is available on the Web at www.ctg.com.